SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


( X ) Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
( X ) Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                     Allied Research Corporation
          (Name of Registrant as Specified In Its Charter)



          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

( X ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

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( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                         ALLIED RESEARCH CORPORATION

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 31, 1995


  Notice is hereby given that the annual meeting of shareholders of Allied Research Corporation (the "Company") will be held at The Tower Club, 17th floor, 8000 Towers Crescent Drive, Vienna VA 22182, at 10:30 a.m. local time, on Wednesday, May 31, 1995, for the following purposes:

  1. To elect four (4) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

  2. To consider and act upon a proposal to ratify the selection of Grant Thornton LLP as the Company's independent auditors for the year 1995.

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 17, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting.

  A copy of the Annual Report of the Company for calendar year 1994 is enclosed.

  We urge you to complete and sign the enclosed form of proxy and return it to us promptly in the accompanying postpaid envelope so that your shares are represented. By promptly returning the proxy, you as a shareholders help the Company avoid the necessity and expense of follow-up communications to assure a quorum for the meeting. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

                                     By order of the Board of Directors,



                                     J. R. Sculley,
                                     President

April 21, 1995

                         ALLIED RESEARCH CORPORATION
                    8000 TOWERS CRESCENT DRIVE, SUITE 750
                            VIENNA, VIRGINIA 22182
                               PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS

General
   The accompanying proxy is solicited by and on behalf of the Board of Directors of Allied Research Corporation, a Delaware corporation
(the "Company"), for use at the annual meeting of shareholders to be held at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Wednesday, May 31, 1995, at 10:30 a.m., local time, or any adjournment thereof (the "annual meeting").

   The record date for determination of the shareholders entitled to vote at the annual meeting is April 17, 1995, at the close of business. Any shareholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the annual meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

   In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, a majority of the outstanding shares of common stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

   In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws (i) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all nominees", "WITHHELD from all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR", "AGAINST" or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted.

   The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Corporate Investor Communications, Inc. to aid in the solicitation at an estimated cost of $4,000 plus out-of-pocket expenses.

   The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to shareholders is April 21, 1995.


Voting Securities and Principal Shareholders

   On April 17, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, 4,404,170 shares of common stock of the Company were outstanding. Common stock is the only class of capital stock of the Company currently outstanding. Each shareholder of record is entitled to one vote for each share of common stock owned on all matters to come before the annual meeting.

   The following table sets forth information as of March 15, 1995, with respect to the shares of the Company's common stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such common stock:

Title                            Amount and nature
 of          Name and address of   of beneficial    Percent of
class         beneficial owner      ownership        class(1)

Common       Linder Fund, Inc./      442,470          10.04%
             Ryback Management        Owned
             Corporation             directly
             7711 Carondelet Avenue
             P.O. Box 16900
             St. Louis, MO 63105

Common       Fidelity Management     261,610          5.93%
             & Research Company       Owned
             82 Devonshire Street    directly
             Boston, MA 02109

(1)Based upon 4,398,448 shares of common stock outstanding plus 10,000 shares which may be acquired within 60 days pursuant to outstanding stock options.

   The following table sets forth the information as of March 15, 1995, with respect to the beneficial ownership by management of the Company's common stock:

Title                          Amount and nature
 of        Name of               of beneficial       Percent of
class   beneficial owner           ownership          class(1)

Common  Charles T. Scott             1,000                *
                                Owned directly

Common  Earl P. Smith                2,085                *
                                Owned directly

Common  Clifford C. Christ           7,000                *
                                Owned directly

Common  J.R. Sculley                56,598               1.3%
                                Owned directly

Common  W. Glenn Yarborough, Jr.     7,251                *
                                Owned directly

Common  All executive officers
         and directors as a         73,934               1.7%
         group (6)              Owned directly

(1)Based upon 4,398,448 shares of common stock outstanding plus 10,000 shares which may be acquired within 60 days pursuant to outstanding stock options.

*Less than 1%

                            ELECTION OF DIRECTORS

   Four (4) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The accompanying proxy will be voted for the election of all of the persons named below as nominees unless the shareholder otherwise specifies in the proxy. If any of the nominees should become unavailable, the persons named in the proxy or their substitutes shall be entitled to vote for one or more substitutes to be designated by the Board of Directors.

   J.R. Sculley and Charles T. Scott became members of the Board of Directors in 1991. Clifford C. Christ and Earl P. Smith joined the Board of Directors in April, 1993.

   The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

                    Year in which       Principal business occupation
                    first elected          for past five years and
Name of nominee     a director     Age      other directorships

J.R. Sculley           1991         54     Chairman of the Board and chief
                                           executive officer of the Company
                                           since December, 1992; president and
                                           chief operating officer of the
                                           Company since April, 1992; director
                                           of MECAR S.A. ("MECAR") since
                                           April 1992; director of Barnes &
                                           Reinecke Inc. ("Barnes & Reinecke")
                                           since April, 1992; director
                                           of Allied Research Corporation
                                           Limited ("Limited") since April,
                                           1992; director of ARC Services,
                                           Inc. ("Services") since January,
                                           1993; Director of Advanced Studies
                                           and Technologies of Grumman
                                           Corporation, a defense company,
                                           from 1989 to April, 1992; formerly
                                           Assistant Secretary of the Army
                                           (Research, Development and
                                           Acquisition).

Charles T. Scott       1991         73     Retired business executive; from
                                           1978 to 1990, president of
                                           Management Services Corporation, a
                                           subsidiary of Lear Siegler Corp., a
                                           defense company.

Clifford C. Christ     1993         47     President and chief executive
                                           officer of NavCom Defense
                                           Electronics, Inc., a defense
                                           electronics company, since 1988.

Earl P. Smith          1993         56     Principal in Earl P. Smith and
                                           Associates, a defense consulting
                                           firm, since 1990; vice president-
                                           commercial operations of Management
                                           Services Corporation, a subsidiary
                                           of Lear Siegler Corp., a defense
                                           company, during 1990; vice
                                           president marketing and contracts
                                           of Management Services Corporation
                                           from 1986-1990.

   During calendar year 1994, there were (5) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.

   The Audit Committee and the Compensation Committee each met once in calendar year 1994.

   The Audit Committee is currently comprised of Messrs. Christ, Scott and Smith. Among its functions, the Audit Committee (i) recommends the selection of the Company's independent public accountants, (ii) reviews the scope of the independent public accountants' audit activity, (iii) reviews the financial statements which are the subject of the independent public accountants' certification, and (iv) reviews the adequacy of the Company's basic accounting and internal control systems.

   The Compensation Committee is currently comprised of Messrs. Christ, Scott, and Smith. The Compensation Committee establishes the Company's executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries.

   The Board of Directors of the Company has no standing nominating or similar committee.

Compensation of Directors and Executive Officers

   The following table sets forth information concerning all compensation paid for services rendered in all capacities to the Company and its subsidiaries during the years ended December 31, 1994, 1993 and 1992, by the chief executive officer of the Company and by other executive officers of the Company whose total annual salary and bonus exceeds $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                Annual Compensation                                 Awards                Payouts
(a)             (b)       (c)           (d)                      (e)          (f)             (g)           (h)      (i)
                                                                 Other                     Securities                All
Name and                                                         Annual      Restricted     Underlying              Other
Principal                                                        Compen-       Stock         Options       LTIP     Compen-
Position             Year    Salary ($) Bonus($)                sation ($)   Award(s) ($)   SARs (#)      Payouts   sation ($)

J.R. Sculley,        1994    $235,000   $103,125(1)           $ 82,762.85(2)               56,000(3)
Chief                1993    $225,000                         $ 44,654(4)
Executive Officer(7) 1992    $161,430   $237,500(5)           $167,500(6)

W. Glenn
Yarborough, Jr.      1994    $130,000   $ 26,250(8)                                        14,000(9)


(1)Mr. Sculley was granted 25,000 shares of Company stock which had a market value of $4.125 per share on the date of grant.
(2)Mr. Sculley was paid $82,762.85 in payment of federal and state taxes paid as a result of the 1994 stock award.
(3)Mr. Sculley was granted incentive stock options to acquire up to 56,000 shares of Company stock in March, 1994. The options first become exercisable in March 1996 at which point they become exercisable at the rate of 20% of the underlying shares per year.
(4)Mr. Sculley was paid $44,654 in partial payment of federal and state taxes paid as a result of 1992 stock award.
(5)Mr. Sculley was granted 25,000 shares of Company stock which had a market value of $9.50 per share on the date of grant.
(6)Mr. Sculley was paid for reimbursement for moving expenses, temporary lodging and reimbursement for loss incurred on the sale of his personal residence in order for Mr. Sculley to promptly relocate in April, 1992 as well as a partial payment in consideration of federal and state taxes paid as a result of the 1992 stock award.
(7)Mr. Sculley first became an executive officer of the Company in April, 1992.
(8)Mr. Yarborough was granted 6,000 shares of Company stock which had a market value of $4.375 per share on the date of grant.
(9)Mr. Yarborough was granted incentive stock options to acquire up to 14,000 shares of Company stock in March, 1994. The options first become exercisable in March, 1996 at which point they become exercisable at the rate of 20% of the underlying shares per year.

                    Option/SAR Grants in Last Fiscal Year

                                                              Potential Realizable
                                                              Value at Assumed
                                                              Annual Rates of Stock
            Individual Grants                                 Price Appreciation for Option Term
                      (a)            (b)            (c)          (d)          (e)        (f)
                   Number of        % of
                  Securities    Total Options/   Exercise
                  Underlying     SARs Granted       or
                 Options/SARs    To Employees   Base Price   Expiration
Name             Granted (#)    In Fiscal Year    ($/sh)       Date         5($)(3)   10($)(3)

J. R. Sculley(1)    56,000         25.75%          $8.25        3/2/04     $290,550   $736,309
W. Glenn
Yarborough, Jr.(2)  14,000          5.98%          $8.25        3/2/04     $ 72,632   $184,077


(1)The options issued to Mr. Sculley, together with all options granted in 1994, first become exercisable in March, 1996 at which point they become exercisable at the rate of 20% of the underlying shares of common stock per year.
(2)The options issued to Mr. Yarborough, together with all options granted in 1994, first become exercisable in March, 1996 at which point they become exercisable at the rate of 20% of the underlying shares of common stock per year.
(3)The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as required by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock of the Company.The gains reflect a future value based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

                 Aggregated Option/SAR Exercises in Last Fiscal Year
                           and FY-End Option/SAR Value

       (a)                (b)        (c)           (d)            (e)
                                                 Number of
                                                 Securities    Value of
                                                 Underlying    Unexercised
                                                 Unexercised   In-the-Money
                                                 Options/SARS  Options/SARs at
                                                 FY-End (#)    FY-End ($)

                    Shares Acquired    Value      Exercisable/  Exercisable/
Name                on Exercise (#) Realized ($) Unexercisable Unexercisable


J.R. Sculley               0            0           0/56,000        0(1)

W. Glenn Yarborough, Jr.   0            0           0/14,000        0(1)

(1)At December 31, 1994, the Company's common stock traded at $3.375 per share; the exercise price was $8.25 per share.


Director Compensation

   Each director of the Company is currently compensated for services as a director, including as a member of committees of the Board, as follows:
(i) each director who is also an employee of the Company is compensated in the amount of $1,000 per month; and (ii) each director who is not also an employee of the Company ("Outside Director") is compensated in accordance with the Allied Research Corporation Outside Directors Compensation Plan (the "Directors Compensation Plan") by which the Company pays each one of its Outside Directors $1,000 per month during such Outside Director's tenure and awards 1,000 shares of the Company's stock to each individual who serves as an Outside Director on each July 1. As initially adopted by the Board of Directors, the Directors Compensation Plan authorized the issuance of up to 50,000 shares of common stock of the Company;

a result of the 5% stock dividend paid on November 6, 1992, the 48,000 shares remaining to be issued automatically increased to 50,400 shares. In addition, Outside Directors are compensated (a) $1,000 for each Board meeting in excess of (4) personally attended during each calendar year, (b) $500 for each committee meeting attended which is not held in conjunction with a Board meeting, and (c) $250 for each teleconference Board meeting in excess of two
(2) in which a director participates during each calendar year.

   In 1992, the Board of Directors of the Company adopted the Allied Research Corporation Outside Directors Retirement Plan (the "Directors Retirement Plan") to provide retirement benefits for long-standing Outside Directors. Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from the Company at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. In the event that a director has breached any fiduciary or legal duty to the Company, the director will forfeit the right to payment of benefits under the Directors Retirement Plan. The Directors Retirement Plan is administered by the Board of Directors.

   In 1991, the Board of Directors of the Company adopted the Allied Research Corporation Outside Directors Stock Option Plan (the "Directors Option Plan") by which the Company may grant options for up to 208,000 shares of stock to its Outside Directors (which amount includes the 5% stock dividend paid on November 6, 1992). None of the options granted pursuant to the Directors Option Plan are intended to qualify as incentive stock options under Sections 422 through 424 of the Internal Revenue Code. The purpose of the Directors Option Plan is to advance the interests of the Company by providing its Outside Directors with financial incentives in the form of non-statutory stock options in order to attract, retain and motivate such Outside Directors. No options were granted under the Directors Option Plan in 1994 and no options are outstanding under the Directors Option Plan.

Employment Contracts and Change-In-Control Agreements

   J.R. Sculley and the Company have entered into an Employment Agreement (the "Sculley Agreement"), which extends through March 31, 1998, and is automatically renewable from year to year thereafter unless either the Company or Mr. Sculley gives the other timely notice of its or his intent not to renew. In consideration for his services as an officer of the Company and as a director of the Company and its subsidiaries, Mr. Sculley is entitled to receive an aggregate sum of not less than $245,000 per calendar year. The Sculley Agreement further provides that upon the death or disability of Mr. Sculley, the Company will make installment payments to or for the benefit of Mr. Sculley in an amount not to exceed $250,000.

   W. Glenn Yarborough, Jr. and the Company have entered into an Employment Agreement (the "Yarborough Agreement") which extends through July, 1996, and is automatically renewable from year to year thereafter unless either the Company or Mr. Yarborough gives the other timely notice of its or his intent not to renew. In consideration for his services as an officer of the Company and as a director of the entities comprising The VSK Group, Mr. Yarborough is entitled to receive an aggregate sum of not less than $144,500 per calendar year commencing with calendar year 1995. The Yarborough Agreement further provides that in the event Mr. Yarborough ceases to serve in any capacity as an officer of the Company as a result of a voluntary or involuntary termination within a period of twelve (12) months following a change in control, Mr. Yarborough shall be entitled to a lump sum payment equal to the aggregate amount of compensation payable to Mr. Yarborough throughout the remaining term of the Yarborough Agreement.

   In June, 1991, the Board of Directors of the Company adopted the Preferred Share Purchase Rights Agreement (the "Agreement"). The Board amended the Agreement in April, 1993, to reduce the acquisition threshold described below from 25% to 10%. The Agreement provides each stockholder of record on June 20, 1991, a dividend distribution of one "right" for each outstanding share of the Company's common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 10% or more of the Company's common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 30% or more of the outstanding common stock of the Company. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on June

20, 2001. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of the Company's preferred stock which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of the Company's common stock (or in certain circumstances, cash, property or other securities of the Company) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Agreement. At the discretion of a majority of the Board and within a specified time period, the Company may redeem all of the rights at a price of $.01 per right. The Board may also amend any provisions of the Agreement prior to exercise.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Company during the fiscal year ended December 31, 1994 consisted of Messrs. Charles T. Scott, Clifford C. Christ and Earl P. Smith. None of such individuals has served as an officer or employee of the Company nor is there any other relationship between any member of the Compensation Committee and the Company which is required to be disclosed under applicable proxy regulations.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors establishes the compensation arrangements for executive officers of the Company. The Compensation Committee's executive compensation program is structured to attract, motivate and retain qualified executives, to reward individual initiative and to link executive compensation with the interests of the Company's shareholders. This program is implemented by establishing competitive base salaries for its executive officers, coupled with bonuses with an emphasis on stock awards for exceptional performance and achievements and stock option grants to both retain executive officers and better assure that executive compensation is tied directly to the performance of the Company's stock.

   There are three components of the executive compensation program: (i) base salary, (ii) annual bonuses with an emphasis on stock awards and (iii) annual stock option grants. To date: (a) the base salary component has been based upon contractual obligations and not performance evaluations; (b) annual bonuses have been based on operating results and subjective performance criteria; and (c) stock options grants have been based in part on subjective performance evaluations and in part to facilitate increased ownership of Company stock by key employees.

   Salaries of the Company's executive officers are determined on the basis of comparisons with salaries of executives holding similar positions at comparably sized public companies. During 1992, the Chairman of the Compensation Committee engaged in an extensive study of compensation paid to chief executive officers of comparably sized public companies. This study was utilized to establish the compensation payable to the individual then serving as chief executive officer of the Company, the predecessor to the current chief executive officer, J.R. Sculley.

   The annual bonus component of the executive compensation program will largely be implemented using Company stock awards. In 1994, the Compensation Committee granted stock awards to Mr. Sculley and other key members of the management teams of the Company's subsidiaries based on 1993 performance. No stock awards are contemplated for 1994 performance. Going forward, it is the intent of the Compensation Committee to provide specific objectives for all executive officers and the key members of management of the Company's subsidiaries.

   The final component of the Company's executive compensation program is an annual grant of stock options. These grants are intended to provide a direct linkage between increased compensation for the Company's executives and an increase in the price of the Company's stock which constitutes enhanced value for all of the Company's shareholders. The number of options granted will be based on the executives' level of responsibility, Company performance and individual performance. As is the case with annual stock awards, the Compensation Committee intends to use stock options to incent and motivate the key managers of the Company's subsidiaries as well as Company executive officers. As an additional objective, stock option grants to executive officers are intended to induce the executive to remain in the employment of the Company. Accordingly, the Compensation Committee intends for stock options to be exercisable only after an employee has satisfied a minimum tenure requirement.

   Mr. Sculley's base salary as chief executive officer of the Company is at a level below that of his predecessor as chief executive officer. Mr. Sculley's employment agreement was negotiated at the time he became chief operating officer of the Company. It provided that his salary would be reviewed in the event he was elected chief executive officer. Mr. Sculley was not afforded an increase in salary at the time he assumed the duties of chief executive officer. The only compensatory change following his assumption of the title and responsibilities of chief executive officer was an amendment which provides for the Company to make installment payments to or for the benefit of Mr. Sculley, in an amount not to exceed $250,000, upon his death or disability. In 1994, the term of Mr. Sculley's agreement was extended through March, 1998. The 1994 amendment does not entitle Mr. Sculley to any increase in base salary over 1995 levels. During 1994, Mr. Sculley was awarded a bonus consisting of 25,000 shares of Company stock in recognition of the Company's profitable performance during 1993. In addition, $103,125 of cash compensation was paid to Mr. Sculley in 1994 which was related to the stock award. This additional cash compensation was for reimbursement of income taxes incurred by him relative to the stock award. Also in 1994, Mr. Sculley was awarded options to acquire up to 56,000 shares of Company stock, which options first become exercisable in 1996 and are exercisable thereafter at the rate of 20% of the underlying shares per year. The Compensation Committee took into consideration in determining the size of the option grant to Mr. Sculley the fact that he had no outstanding options.

   This report is submitted by the Compensation Committee of the Board of Directions.

                                         Charles T. Scott
                                         Clifford C. Christ
                                         Earl P. Smith

Certain Relationships and Transactions

   On April 1, 1993, the Company entered into an agreement with Mr. Kusai
H. M. Al Azzawi, a beneficial owner of more than 5% of the Company's common stock, to purchase from him 350,000 shares of its common stock. During 1993, the Company purchased and retired 130,000 of such shares. The balance of the shares were acquired in 1994 for an aggregate purchase price of approximately $3.7 million. Based on reports filed by Mr. Al Azzawi, he no longer owns in excess of 5% of the Company's common stock.

Performance Graph

   The following graph assumes $100 was invested on December 31, 1989 in Allied Research Corporation common stock, the S&P 500 Index and the S&P Aerospace/Defense Industry Index. It compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 1994.


               Comparison of Cumulative Total Return
  Assumes initial investment of $100 and reinvestment of dividends

                                [graph appears here]

The plot points are as follows:

                                                1989     1990    1991    1992    1993    1994

Allied Research Corporation (ARC)               100     162.47  606.19  715.22  439.63   262.47
S&P Index (S&P)                                 100      96.89  126.42  136.05  149.76   151.74
S&P Aerospace/Defense Industry Index (IG)       100     104.39  124.79  131.28  170.75   184.70



ALLIED RESEARCH:

   Represents Allied Research Corporation common stock's total return over the past five years including reinvestments of dividends.

S&P 500:

   Represents the S&P 500 Index's total return over the past five years including reinvestment of dividends.

S&P Aerospace/Defense:

   Represents the S&P Aerospace/Defense Industry Index's total return over the past five years including reinvestment of dividends.

This index consists of the following companies:

   Boeing Company                 McDonnell Douglas Corporation
   General Dynamics Corporation   Northrop Corporation
   Grumman Corporation            Raytheon Company
   Lockheed Corporation           Rockwell International Corp.
   Martin Marietta Corporation    United Technologies Corp.

                  PROPOSAL CONCERNING INDEPENDENT AUDITORS

   The firm of Grant Thornton LLP has been reappointed by the Board of Directors as the Company's independent auditors for the year 1995. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of Grant Thornton LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   If the shareholders, by the affirmative vote of majority of the shares of common stock represented at the meeting, do not ratify the selection of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 1995

                SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 750, Vienna, Virginia 22182, no later than December 21, 1995, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                OTHER BUSINESS

   The Board of Directors is not aware of any business requiring a vote of the shareholders to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                    By Order of the Board of Directors,





                                    J.R. Sculley,
                                    President

Dated: April 21, 1995

   YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

*******************************************************************************

                               APPENDIX

                       ALLIED RESEARCH CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints J.R. Sculley and Charles T. Scott and each of them proxies, each with full power of substitution, to vote all shares of Common Stock of Allied Research Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 31, 1995, and any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  Please mark this Proxy as indicated below to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side, no boxes need to be checked.

(1) ELECTION OF DIRECTORS    ( ) VOTE FOR all nominees listed below, except vote      ( ) VOTE WITHHELD
                                 withheld from those whose names are crossed out.          from all nominees listed below.

        J.R. SCULLEY, CHARLES T. SCOTT, CLIFFORD C. CHRIST AND EARL P. SMITH

(2) APPROVAL OF PROPOSAL TO RATIFY GRANT THORNTON LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR THE YEAR 1995.    ( ) FOR   ( ) AGAINST  ( ) ABSTAIN

(3) IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                       (continued on reverse side)



                      (continued from reverse side)

   THIS PROXY WILL BE VOTED AS SPECIFIED HEREON. IF NO INDICATION TO THE CONTRARY IS MADE HEREON, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                                Date: ___________________________, 1995

                                _______________________________________
                                Signature of Shareholder

                                _______________________________________
                                Signature of Shareholder

                                IMPORTANT: In signing this proxy, please sign your name or names on the signature lines in the same way as it is stenciled on this proxy. When signing as an attorney, executor, admin-istrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT SHOULD SIGN.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.